CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

May 4, 2015

Date of Report

(Date of Earliest Event Reported)

DYNARESOURCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 W. Las Colinas Blvd., Suite 744 East Tower, Irving, Texas 75039

(Address of principal executive offices (zip code))

(972) 868-9066

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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 Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2015, DynaResource, Inc. (“the Company”) executed a series of financing agreements with Golden Post Rail, LLC, a Texas limited liability company (“Golden Post”). A summary of the transaction with Golden Post is set forth below:

  The Company executed a Promissory Note (the “Golden Post Note”) payable to Golden Post in the principal amount of $500,000, bearing interest at 8%, and maturing three months from the date of execution. The Golden Post Note has been fully funded. It is contemplated that the principal and accrued interest on the Golden Post Note will be credited against amounts payable to the Company pursuant to the Securities Purchase Agreement described below.
  The Company, Golden Post and Mr. Koy W. (“K.D.”) Diepholz, Chairman-CEO of the Company, executed a Securities Purchase Agreement (the “SPA”), which contemplates the acquisition by Golden Post of the following securities, at such time as the Company’s charter has been amended (as described below):
a)	1,600,000 shares of Series C Senior Convertible Preferred Stock (the “Series C Preferred”) at a purchase price of $2.50 per share ($4M USD). The Series C Preferred will be entitled to receive dividends at the per share rate of four percent (4%) per annum, will rank (in priority) senior to the Common Stock, the Series A Preferred Stock, and each other class or series of equity security of the Company. The Series C Preferred will be convertible into Common Stock of the Company at the price of $2.50 per share, and will be entitled to anti-dilution protection for (i) subsequent equity issuances by the Company and (ii) changes in the Company’s ownership of DynaResource de México SA de CV (“DynaMéxico”). The Series C Preferred will also be entitled to preemptive rights, and the holder will have the right to designate one person to the Company’s Board of Directors.
b)	A Common Stock Purchase Warrant (the “Warrant”) for the purchase of 2,000,000 shares of the Company’s Common Stock, at an exercise price of $2.50 per share. The anti-dilution protections contained in the SPA are essentially replicated in the Warrant.

3.	Pursuant to the SPA, the Company has agreed to execute a Registration Rights Agreement pursuant to which Golden Post may require the Company to register the shares of Common Stock which may be issued upon the conversion of the Series C Preferred and the shares of Common Stock issuable upon the exercise of the Warrant, including any additional shares of Common Stock issuable pursuant to anti-dilution provisions.
4.	The transaction contemplated by the SPA, and the related acquisition of the shares of Series C Preferred, will close (and fund) at such time as the Company’s charter is amended to provide that (i) the Board of Directors will be divided into three classes of directors -- Class I Directors, Class II Directors and Class III Directors – with the Class III director to be selected by the holder of the Series C Preferred, and (ii) to the fullest extent permitted by the Delaware General Corporation Law, a director of the Company will not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.
5.	To facilitate the amendment of the Company’s charter, a limited number of stockholders of the Company have executed a Voting and Support Agreement.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 4, 2015, the Company filed with the Delaware Secretary of State a Certificate of Elimination with respect to the Company’s Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred”). The Certificate of Elimination amends the certificate of designation which originally established the Series B Preferred, and stipulates that no additional shares of the Series B Preferred may be issued.

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 Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1 *	Certificate of Elimination of the Series B Convertible Preferred Stock
4.1 *	Promissory Note payable by the Company to Golden Post Rail, LLC
10.1 *	Securities Purchase Agreement among the Company, Golden Post Rail, LLC, and K.W. (“K.D.”) Diepholz
10.2 *	Voting and Support Agreement among the stockholders listed, the Company, and Golden Post Rail, LLC

_______________

* Filed herewith

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.
(Registrant)

By:	/s/ K.W. Diepholz
Name: K.W. Diepholz
Titla: Chairman and CEO

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EXHIBIT INDEX

Exhibit Number	Description
3.1 *	Certificate of Elimination of the Series B Convertible Preferred Stock
4.1 *	Promissory Note payable by the Company to Golden Post Rail, LLC
10.1 *	Securities Purchase Agreement among the Company, Golden Post Rail, LLC, and K.W. (“K.D.”) Diepholz
10.2 *	Voting and Support Agreement among the stockholders listed, the Company, and Golden Post Rail, LLC

_______________

* Filed herewith